PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS
YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!	1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at proxyonline.com using your proxy control number found below

SHAREHOLDER’S REGISTRATION PRINTED HERE

***BOXES FOR TYPSETTING PURPOSES ONLY***

THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS.  THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES.
3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By PHONE with a live operator when you call toll-free 1-888-542-7446 Monday through Friday 9 a.m. to 10 p.m. Eastern time
CONTROL NUMBER 12345678910

ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND (“AVK”)
PROXY FOR A JOINT ANNUAL SHAREHOLDER MEETING BE HELD ON JULY 20, 2018
The undersigned, revoking prior proxies, hereby appoints each of Edward C. Delk, Robert White and Mark E. Mathiasen, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the joint annual shareholder meeting of Advent Claymore Convertible Securities and Income Fund (the “Fund”) to be held at to be held at the offices of the Fund’s counsel, Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, 38th Floor, New York, New York 10036 on July 20, 2018, at 10:00 a.m. Eastern time, or at any adjournment(s), postponement(s) or delay(s) thereof, upon the proposals described in the Notice of Joint Annual Meeting of Shareholders and accompanying Joint Proxy Statement/Prospectus, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-888-542-7446.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.
Important Notice Regarding the Availability of Proxy Materials for this Joint Annual Meeting of Shareholders to be Held on July 20, 2018.  The Joint Proxy Statement/Prospectus for this meeting is available at:
proxyonline.com/docs/advent2018.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND (“AVK”)	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Joint Proxy Statement/Prospectus of the Board of Trustees.  Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side).  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders.  When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated.  The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the joint annual meeting of shareholders.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ●

		FOR	AGAINST	ABSTAIN
1C.	Approval of the AGC Merger Agreement, including the issuance of additional common shares of the Fund.	○	○	○
1D.	Approval of the LCM Merger Agreement, including the issuance of additional common shares of the Fund.	○	○	○

		FOR	AGAINST	ABSTAIN
2A.	Election of Trustees: Class III Trustees
	Tracy V. Maitland	○	○	○
	Ronald A. Nyberg	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]